Exhibit 99.1

Alaska Communications Systems Reports Second Quarter 2011 Results

- Wireless Subscriber Counts Increased Compared to Prior Quarter -

- Wireless Subscriber Churn of 2.1 Percent Improved from 2.7 percent Compared to Prior Quarter -

- Postpaid Data ARPU Increased 49 Percent to $16.08 Compared to Prior Year -

- Enterprise Revenue Increased 6.9 Percent to $12.6 Million Compared to Prior Year -

ANCHORAGE, Alaska--(BUSINESS WIRE)--July 28, 2011--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ: ALSK) today reported financial results for its second quarter ended June 30, 2011.

“Alaska Communications second quarter results reflect progress in our initiatives to stabilize our wireless business. With sales and retention efforts showing results during the quarter, we also launched tiered data plans repositioning our postpaid offering, and completely refreshed our prepaid plans. With our announcement to build a 4G LTE wireless network in Alaska, we build on our track record of providing advanced and differentiated wireless service for Alaskans,” said Anand Vadapalli, ACS president and chief executive officer.

“We remain focused on driving top line growth for our Enterprise business and our results reflect year over year growth of seven percent for the quarter. We are pleased with our sales performance for the first half of the year, which will contribute to continued growth in this line of business through the remainder of the year. We continue to see good traction in our sales funnel reflecting the value and competitive positioning of our Connect/Host/Manage® model,” noted Vadapalli.

“Our operating performance reflects strength from diverse revenue streams and strong cash flows – all reflecting a customer-focused and execution oriented organization,” concluded Vadapalli.

Financial Highlights: Second Quarter 2011 Compared to Second Quarter 2010

  Revenues of $84.9 million increased by $0.4 million, or 0.5 percent, from $84.5 million in the prior year:
    Wireless revenue increased by $1.7 million, or 4.9 percent. Declines in service revenue of $1.1 million and equipment revenue of $0.5 million were offset by $3.3 million in higher wholesale, roaming and other revenue.
    Enterprise revenue increased by $0.8 million, or 6.9 percent, with higher data revenue driving growth.
    Retail, wholesale and access wireline revenues declined by $2.1 million, or 5.6 percent, with growth in Internet products partially offsetting continued revenue declines caused by erosion in the traditional wireline business.
  EBITDA of $30.7 million decreased by $0.8 million, or 2.7 percent, from $31.5 million in the prior year.
    Wireless EBITDA was $16.2 million in the second quarter. Equipment subsidies impacted EBITDA by $1.7 million compared to the prior year.
    Wireline EBITDA declined by $0.8 million, or 5.3 percent, to $14.5 million. Lower access revenue of $1.4 million was significantly offset by a non-recurring favorable settlement of a previous contact dispute.
  Net loss of $3.7 million, or $0.08 per share, compared to net loss of $27.7 million, or $0.62 per share in the prior year. Prior year losses were impacted by a non-cash charge to income tax expense of $29.7 million.

Metric Highlights: Second Quarter 2011 Compared to First Quarter 2011

  Wireless subscribers increased by 436 to 116,679, representing the first quarterly growth since third quarter 2008 and average monthly retail service revenue per subscriber increased by 1.4 percent to $53.39.
  Postpaid wireless data ARPU increased by 8.8 percent to $16.08.
  Wireless subscriber churn of 2.1 percent improved from 2.7 percent.
  Internet subscribers decreased by 451 to 49,276 and ARPU increased by 3.2 percent to $44.16.
  Retail access lines declined by 1,933 to 152,553 and ARPU increased by 1.0 percent to $18.24.

“We continue to be pleased with the cash flow generated by our business and our disciplined approach that generates attractive dividend yields for our shareholders. With the closing of our convertible note offering in the quarter, we extended the maturity for over 95 percent of our outstanding long-term debt until 2016. Cash balances now exceed $20 million, giving us headroom to fund the recently announced 4G LTE wireless network initiatives,” said Wayne Graham, ACS chief financial officer.

2011 Business Outlook

As previously reported, ACS confirms its guidance for the year:

  Revenues will modestly exceed 2010 levels of $342 million;
  EBITDA will be in line with 2010 levels of $126 million; and
  Maintenance Capital expenditures to be in line with 2010, at approximately $37 million.

Adjusting guidance in two categories:

  In conjunction with our convertible note offering our previous guidance for interest expense increases from $33 million to $34 million; and
  With the announcement of our statewide 4G LTE build, our growth capital guidance for the year increases from $12 million to $15 - $20 million.

Conference Call

The company will host a conference call and live webcast today at 5:00 p.m. Eastern Time. Parties in the United States and Canada can call 877-941-0844 to access the conference call. Parties outside the United States and Canada can access the call at 480-629-9645. The live webcast of the conference call will be accessible from the "Events Calendar" section of the company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Thursday, August 4, 2011 at midnight ET. To hear the replay, parties in the United States and Canada can call 800-406-7325 and enter pass code 4456030. Parties outside the United States and Canada can call 303-590-3030 and enter pass code 4456030.

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (Nasdaq: ALSK), through its subsidiaries, provides Alaska Communications services and is a leading provider of high-speed wireless, mobile broadband, Internet, local, long-distance and advanced data solutions for businesses and consumers in Alaska and the Pacific Northwest. The Alaska Communications network includes the most advanced wireline and wireless data and voice networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Forward-Looking EBITDA Guidance

This press release includes information related to management's estimate of EBITDA for the year ending December 31, 2011. EBITDA, as defined by the company, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest and stock-based compensation expense that are not directly attributable to the underlying performance of the company's business operations. Management believes the most directly comparable GAAP measure would be "Net cash provided by operating activities." Due to the difficulty in forecasting and quantifying the amounts that would be required to be included in this comparable GAAP measure, the company is not providing an estimate of year-end 2011 net cash provided by operating activities at this time.

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors are, without limitation, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market, or other factors affecting the company's ability to generate sufficient earnings and cash flows to continue to make dividend payments to its stockholders; the company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from universal service funds; unforeseen changes in public policies; changes in accounting policies, including the company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Total operating revenues	$84,943	$84,532	$171,536	$166,979

Operating expenses:
Cost of services and sales	33,490	32,067	66,375	64,466
Selling, general & administrative	20,986	22,052	44,264	42,822
Depreciation and amortization	14,183	18,607	29,118	37,368
(Gain) loss on disposal of assets, net	76	-	119	(488)
Total operating expenses	68,735	72,726	139,876	144,168

Operating income	16,208	11,806	31,660	22,811

Other income and expense:
Interest expense	(9,594)	(8,096)	(19,286)	(16,844)
Loss on extinguishment of debt	(13,445)	-	(13,445)	-
Interest income	8	9	16	23
Total other income and expense	(23,031)	(8,087)	(32,715)	(16,821)

Income (loss) before income tax benefit (expense)	(6,823)	3,719	(1,055)	5,990

Income tax benefit (expense)	3,168	(31,392)	99	(32,393)

Net loss	$(3,655)	$(27,673)	$(956)	$(26,403)

Net loss per share
Basis and diluted	$(0.08)	$(0.62)	$(0.02)	$(0.59)
Weighted average shares outstanding
Basis and diluted	45,169	44,570	44,989	44,532

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	June 30,	December 31,
Assets	2011	2010

Current assets:
Cash and cash equivalents	$20,219	$15,316
Restricted cash	4,914	4,912
Accounts receivable-trade, net of allowance of $5,531 and $6,616	40,099	36,985
Materials and supplies	8,382	6,533
Prepayments and other current assets	3,968	3,999
Deferred income taxes	12,591	10,949
Total current assets	90,173	78,694

Property, plant and equipment	1,413,728	1,416,718
Less: accumulated depreciation and amortization	(1,012,349)	(1,005,736)
Property, plant and equipment, net	401,379	410,982

Non-current investments	355	355
Goodwill	8,850	8,850
Intangible assets, net	24,118	24,118
Debt issuance costs	10,802	8,584
Deferred income taxes	74,136	76,813
Equity method investment	2,060	2,060
Other assets	3,758	10,159
Total assets	$615,631	$620,615

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Current portion of long-term obligations	$5,687	$5,213
Accounts payable, accrued and other current liabilities	54,870	62,539
Advance billings and customer deposits	9,192	9,568
Total current liabilities	69,749	77,320

Long-term obligations, net of current portion	564,233	548,096
Other long-term liabilities	19,312	15,688
Total liabilities	653,294	641,104

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	452	447
Additional paid in capital	153,583	166,259
Accumulated deficit	(189,116)	(188,160)
Accumulated other comprehensive income (loss)	(2,582)	965
Total stockholders' deficit	(37,663)	(20,489)

Total liabilities and stockholders' equity (deficit)	$615,631	$620,615

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Cash Flows from Operating Activities:
Net loss	$(3,655)	$(27,673)	$(956)	$(26,403)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,183	18,607	29,118	37,368
Amortization of debt issuance costs and debt discount	8,072	1,870	10,086	3,700
Stock-based compensation	88	1,030	1,432	1,478
Deferred income taxes	(3,137)	34,122	(99)	35,061
Provision for uncollectible accounts	564	1,170	1,059	1,942
Other non-cash expenses	206	104	434	(112)
Changes in operating assets and liabilities	(6,297)	(1,929)	(9,356)	(8,756)
Net cash provided by operating activities	10,024	27,301	31,718	44,278

Cash Flows from Investing Activities:
Investment in construction and capital expenditures	(10,084)	(8,857)	(18,272)	(14,047)
Change in unsettled construction and capital expenditures	(478)	581	(1,337)	(4,648)
Net change in restricted accounts	(2)	700	(2)	955
Net change in non-current investments	-	400	-	400
Net cash used by investing activities	(10,564)	(7,176)	(19,611)	(17,340)

Cash Flows from Financing Activities:
Repayments of long-term debt	(99,954)	(5,178)	(101,248)	(12,362)
Proceeds from the issuance of long-term debt	120,000	-	120,000	12,000
Debt issuance costs	(4,700)	-	(4,784)	-
Payment of cash dividend on common stock	(9,721)	(9,595)	(19,349)	(19,171)
Payment of withholding taxes on stock-based compensation	(110)	(7)	(2,022)	(192)
Proceeds from issuance of common stock	198	259	199	326
Net cash provided (used) by financing activities	5,713	(14,521)	(7,204)	(19,399)

Change in cash and cash equivalents	5,173	5,604	4,903	7,539

Cash and cash equivalents, beginning of period	15,046	8,206	15,316	6,271

Cash and cash equivalents, end of period	$20,219	$13,810	$20,219	$13,810

Supplemental Cash Flow Data:
Interest paid	$7,384	$4,783	$17,222	$14,055
Income tax refunds	$-	$102	$-	$36

Supplemental Non-cash Transactions:
Property acquired under capital leases	$1,162	$-	$1,162	$1
Dividend declared, but not paid	$9,733	$9,606	$9,733	$9,606
Additions to ARO asset	$7	$31	$14	$50

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF EBITDA CALCULATION
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$10,024	$27,301	$31,718	$44,278
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	(14,183)	(18,607)	(29,118)	(37,368)
Amortization of debt issuance costs and debt discount	(8,072)	(1,870)	(10,086)	(3,700)
Stock-based compensation	(88)	(1,030)	(1,432)	(1,478)
Deferred income taxes	3,137	(34,122)	99	(35,061)
Provision for uncollectible accounts	(564)	(1,170)	(1,059)	(1,942)
Other non-cash expenses	(206)	(104)	(434)	112
Changes in operating assets and liabilities	6,297	1,929	9,356	8,756
Net loss	$(3,655)	$(27,673)	$(956)	$(26,403)
Add (subtract):
Interest expense	9,594	8,096	19,286	16,844
Loss on extinguishment of debt	13,445	-	13,445	-
Interest income	(8)	(9)	(16)	(23)
Depreciation and amortization	14,183	18,607	29,118	37,368
(Gain) loss on disposal of assets	76	-	119	(488)
Gift of services	118	69	67	69
Income tax (benefit) expense	(3,168)	31,392	(99)	32,393
Stock-based compensation	88	1,030	1,432	1,478
EBITDA	$30,673	$31,512	$62,396	$61,238

Note:	In an effort to provide investors with additional information regarding the Company's results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed its net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, amortization of intangibles and stock-based compensation expense (EBITDA) because the Company believes it is an important indicator as it provides information about our ability to service debt, pay dividends and fund capital expenditures. EBITDA is not a GAAP measure and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
SCHEDULE OF OPERATING REVENUE AND EBITDA MARGIN BY SEGMENT
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Wireline revenue
Enterprise	$12,615	$11,800	$24,889	$23,517
Retail	20,427	20,720	40,660	41,362
Wholesale and Access	15,286	17,094	32,586	34,698
Total	48,328	49,614	98,135	99,577
Wireless revenue
Retail service	18,621	19,723	37,272	39,605
Equipment	988	1,459	1,972	2,848
Wholesale, roaming and other	17,006	13,736	34,157	24,949
Total	36,615	34,918	73,401	67,402
Total operating revenue	$84,943	$84,532	$171,536	$166,979

Wireline:
Operating revenue	$48,328	$49,614	$98,135	$99,577
Operating expenses (a)	(34,020)	(35,278)	(70,534)	(70,306)
Gift of services	118	69	67	69
Stock-based compensation	78	910	1,250	1,306
Wireline EBITDA	$14,504	$15,315	$28,918	$30,646

Wireline EBITDA Margin	30.0%	30.9%	29.5%	30.8%

Wireless:
Operating revenue	$36,615	$34,918	$73,401	$67,402
Operating expenses (a)	(15,350)	(14,967)	(30,705)	(29,025)
Cost of Equipment	(5,106)	(3,874)	(9,400)	(7,957)
Stock-based compensation	10	120	182	172
Wireless EBITDA	$16,169	$16,197	$33,478	$30,592

Wireless EBITDA Margin	44.2%	46.4%	45.6%	45.4%

(a)	Exclusive of depreciation, amortization and gain/loss on disposal of assets.

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
INVESTMENT IN CONSTRUCTION AND CAPITAL
(Unaudited, In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Maintenance capital	$8,938	$8,498	$16,347	$13,145

Growth capital	653	-	1,072	-

Capitalized Interest	493	359	853	902

Investment in construction and capital	$10,084	$8,857	$18,272	$14,047

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CASH AVAILABLE FOR DISTRIBUTION
(Unaudited, In Thousands)

	Six Months Ended
	June 30,
	2011	2010

EBITDA	$62,396	$61,238

Less:
Maintenance capital expenditures	(16,347)	(13,145)
Cash interest expense	(17,222)	(14,055)

Distributable Cash	28,827	34,038

Dividends Paid	(19,349)	(19,171)

Excess cash	$9,478	$14,867

Payout Ratio	67%	56%

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Wireline:

Retail
Switched access lines	152,553	154,486	159,968
Quarterly growth rate in local telephone switched access lines	-1.3%	-1.4%	-0.5%
Average monthly service revenue per subscriber for the quarter	$18.24	$18.06	$18.18

Long distance subscribers
Long distance subscribers	61,034	61,310	59,717
Average monthly service revenue per subscriber for the quarter	$16.84	$16.92	$18.66

Internet subscribers
DSL subscribers	45,453	45,754	45,933
Dial-up subscribers	3,823	3,973	4,951
Average monthly service revenue per subscriber for the quarter	$44.16	$42.80	$37.17

Wholesale access lines
Wholesale access lines	14,535	15,327	18,040
Quarterly growth rate in wholesale local access lines	-5.2%	-2.9%	-11.8%
Average monthly revenue per line for the quarter	$30.94	$33.48	$31.50

Wireless:

Wireless subscribers	116,679	116,243	126,822
Average monthly churn for the quarter	2.1%	2.7%	2.8%
Average monthly service revenue per subscriber for the quarter	$53.39	$52.64	$51.20
Average monthly data revenue per postpaid subscriber for the quarter	$16.08	$14.78	$10.77

CONTACT:
Alaska Communications Investors:
Vice President, Investor Relations and Financial Planning & Analysis
Michael Allen, 907-564-7556
investors@acsalaska.com